1 North Wall Quay Dublin 1 Ireland	T +353 1 622 2000 F +353 1 622 2222

Niall Tuckey	Citibank Europe plc
Director	1 North Wall Quay
ILOC Product	Dublin 1, Ireland

Tel +353 (1) 622 7430
Fax +353 (1) 622 2741
Niall.Tuckey@Citi.com
29 December 2017

Everest Reinsurance (Bermuda) Limited
2nd floor, Wessex House
45 Reid Street
Hamilton HM DX
Bermuda

Everest Reinsurance (Bermuda) Limited UK Branch
40 Lime Street
London EC3M 5BS
United Kingdom

(together the "Companies")

Dear Sirs,

Committed Letter of Credit Facility Letter dated 31 December 2014 between (1) Citibank Europe plc (the "Bank"), (2) Everest Reinsurance (Bermuda) Limited and (3) Everest Reinsurance (Bermuda) Limited UK Branch, together known as the Companies, regarding a committed letter of credit facility in a maximum aggregate amount of USD200,000,000, as amended on 30th November 2015, 30th December 2016 and as may be further amended, varied, supplemented, novated or assigned from time to time, the "Committed Facility Letter".

1.
We refer to the Committed Facility Letter. Defined terms used in this letter shall have the meanings given to them in the Committed Facility Letter (including where defined in the Committed Facility Letter by reference to another document).

2.	The Bank and the Companies agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:

(i)	Clause 2 of the Committed Facility Letter shall be amended and restated in its entirety as follows:
"The Facility shall be in a maximum aggregate amount of USD250,000,000.00 (the "Facility Limit") comprising:
(1)	Letters of Credit with a maximum tenor of 15 months inclusive of any notice period to the beneficiaries ("Standard LCs").

(2)
Letters of Credit issued in respect of Funds at Lloyds obligations with a maximum tenor of up to 60 months inclusive of any notice period to the beneficiaries ("FAL LCs").   The aggregate amount in respect of FAL LCs shall not exceed USD 150,000,000 and shall be made available jointly to the Companies).

For the avoidance of doubt, all or any part of the Facility shall be available to either Company save that a utilisation by one Company shall reduce the remaining availability for itself and the other Company. The aggregate of all utilisations made by the Companies under the Facility shall not exceed the Facility Limit

Citibank Europe plc

Directors: Breffni Byrne, Susan H. Dean (U.K.), Jim Farrell, Bo J. Hammerich (Sweden), Deepak Jain (U.K.), Barry O'Leary,
Ebru Pakcan (Turkey), Cecilia Ronan, Jeanne E. Short (U.K.) Zdenek Turek (Czech Republic).

Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland

No credit will be issued under the Facility after 31st December, 2018 (the "Availability End Date") and no Credit will be issued under the Facility unless it is expressed to expire no later than 31st December, 2022. (the "Facility Expiry Date")."

3.
Except as expressly amended by this letter, the Committed Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Committed Facility Letter, the terms of this letter shall prevail.

4.
This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement. This letter and any non-contractual obligations arising in connection with it shall be governed by English law.

5.
The provisions of Clauses 13, 16 and 17 of the Committed Facility Letter apply to this letter as if set out in full herein and as if references to the 'Letter' in these Clauses were references to this letter.

6.	Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

For and on behalf of Citibank Europe plc
/S/ NIALL TUCKEY Name: NIALL TUCKEY Title: DIRECTOR

We agree to the terms set out in this letter.

For and on behalf of Everest Reinsurance (Bermuda) Limited
/S/ NIGEL EDWARDS-SMITH Name: NIGEL EDWARDS-SMITH Title: CHIEF ADMINISTRATIVE OFFICER

/S/PAUL CLAYDEN
Name:      PAUL CLAYDEN
Title:           FINANCIAL COMPTROLLER

For and on behalf of Everest Reinsurance (Bermuda) Limited UK Branch
/S/ NIGEL EDWARDS-SMITH Name: NIGEL EDWARDS-SMITH Title: CHIEF ADMINISTRATIVE OFFICER

/S/ PAUL CLAYDEN
Name:      PAUL CLAYDEN
Title:          FINANCIAL COMPTROLLER